VIZIO HOLDING CORP.
AMENDED AND RESTATED OUTSIDE DIRECTOR COMPENSATION POLICY
Amended and Restated by the Company’s Board of Directors on February 23, 2023
VIZIO Holding Corp. (the “Company”) believes that providing cash and equity compensation to members of its Board of Directors (the “Board,” and members of the Board, the “Directors”) represents an effective tool to attract, retain and reward Directors who are not Employees (the “Outside Directors”). This Amended and Restated Outside Director Compensation Policy (the “Policy”) formalizes the Company’s policy regarding cash compensation and grants of equity awards to its Outside Directors. Unless defined in this Policy, capitalized terms used in this Policy will have the meaning given to such terms in the Company’s 2017 Incentive Award Plan, as amended from time to time (the “Plan”), or if the Plan is no longer in place, the meaning given such term or any similar term in the equity plan then in place. Each Outside Director will be solely responsible for any tax obligations incurred by such Outside Director as a result of the equity and cash payments such Outside Director receives under this Policy.
This Policy became effective as of the effective date of the registration statement in connection with the initial public offering of the Company’s securities (the “Registration Statement”). This Policy subsequently was amended and restated on February 23, 2023 (the “Restatement Date”).
1. CASH COMPENSATION
Annual Cash Retainer
Each Outside Director will be paid an annual cash retainer of $60,000. There are no per-meeting attendance fees for attending Board meetings.
Committee Annual Cash Retainer
As of the Restatement Date, each Outside Director who serves as the chair or a member of a committee of the Board will be eligible to earn additional annual retainers (paid quarterly in arrears on a prorated basis) as follows:

Chair of Audit Committee:	$25,000.00
Member of Audit Committee:	$12,500.00
Chair of Compensation Committee:	$20,000.00
Member of Compensation Committee:	$10,000.00
Chair of Nominating and Governance Committee:	$13,000.00
Member of Nominating and Governance Committee:	$6,500.00

For clarity, each Outside Director who serves as the chair of a committee will receive only the annual retainer as the chair of the committee and will not also receive the annual retainer as a member of the committee.
Payment
Each annual cash retainer under this Policy will be paid quarterly in arrears on a prorated basis to each Outside Director who has served in the relevant capacity at any point during the fiscal quarter, and such payment shall be made no later than 30 days following the end of such fiscal quarter. For purposes of clarification, an Outside Director who has served as an Outside Director and/or as a member of an applicable committee (or chair thereof) during only a portion of the relevant Company fiscal quarter will receive a pro-rated payment of the quarterly payment of the applicable annual cash retainer(s), calculated based on the number of days during such fiscal quarter such Outside Director has served in the relevant capacities.
2. EQUITY COMPENSATION
Outside Directors will be eligible to receive all types of Awards (except Incentive Stock Options) under the Plan (or the applicable equity plan in place at the time of grant), including discretionary Awards not covered under this Policy. All grants of Awards to Outside Directors pursuant to this Section 2 will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:
(a) No Discretion. No person will have any discretion to select which Outside Directors will be granted any Awards under this Policy or to determine the number of Shares to be covered by such Awards.
(b) Annual Award. On the date of each annual meeting of the Company’s stockholders following the Restatement Date (each, an “Annual Meeting”), each Outside Director will be automatically granted an award of restricted stock units (an “Annual Award”) covering a number of Shares having a Value of $200,000, rounded up to the nearest whole Share.
Subject to Section 3, each Annual Award will vest as to 25% of the Shares subject to the Annual Award every 3 months after the date of grant of the Annual Award on the same day of the month as the date of grant of the Annual Award (or if there is no corresponding day in a given month, then on the last day of such month), in each case so long as the Outside Director has not had a Termination of Service prior to the applicable vesting date.
(c) New Director Award. If, on or following the Restatement Date, an individual is newly elected or appointed as an Outside Director at any time other than the date of an Annual Meeting, then on the first Trading Day (as defined below) on or after such election or appointment, such Outside Director will be automatically granted an award of restricted stock units (a “New Director Award”) covering a number of Shares having a Value equal to the product obtained by multiplying (x) $200,000 by (y) the fraction obtained by dividing (A) the then-expected number of days during the period beginning on the date of such election or appointment and ending on the day immediately preceding the then-expected date of the next Annual Meeting by (B) the number of days during the period beginning on the date of the previous Annual Meeting and ending on the day immediately preceding the then-expected date of the next Annual Meeting, rounded up to the nearest whole Share. For the avoidance of doubt, if a Director who is an Employee becomes an Outside Director due to termination of the individual’s status as an Employee, the Outside Director will not be entitled to receive a New Director Award. For these purposes, “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly) is open for trading.
Subject to Section 3, each New Director Award will vest as to 25% of the Shares subject to the New Director Award every 3 months after the date of grant of the New Director Award on the same day of the month as the date of grant of the New Director Award (or if there is no corresponding day in a given month, then on the last day of such month), in each case so long as the Outside Director has not had a Termination of Service prior to the applicable vesting date.
(d) Value. For purposes of this Policy, “Value” means the grant date fair value (determined in accordance with U.S. generally accepted accounting principles), or such other methodology the Board may determine prior to the grant of the Annual Award or New Director Award becoming effective.
3. CHANGE IN CONTROL
In the event of a Change in Control, each Outside Director will fully vest in and have the right to exercise his or her outstanding equity awards and, with respect to equity awards with performance-based vesting, unless specifically provided otherwise under the applicable award agreement, a Company policy applicable to the Outside Director, or other written agreement between the Outside Director and the Company, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

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4. ANNUAL COMPENSATION LIMIT
No Outside Director may be paid, issued or granted, in any fiscal year of the Company, cash compensation and equity awards (including Awards) with an aggregate value greater than $500,000 (with the value of each equity award based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)). Any cash compensation paid or equity awards granted to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 4.
5. TRAVEL EXPENSES
Each Outside Director’s reasonable, customary, and documented travel expenses to Board or Board committee meetings or related to his or her service on the Board or Board committee will be reimbursed by the Company.
6. ADDITIONAL PROVISIONS
All provisions of the Plan not inconsistent with this Policy will apply to Awards granted to Outside Directors.

7. SECTION 409A
In no event will cash compensation or expense reimbursement payments under this Policy be paid after the later of (i) the 15th day of the 3rd month following the end of the Company’s fiscal year in which the compensation is earned or expenses are incurred, as applicable, or (ii) the 15th day of the 3rd month following the end of the calendar year in which the compensation is earned or expenses are incurred, as applicable, in compliance with the “short-term deferral” exception under Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and guidance thereunder, as may be amended from time to time (together, “Section 409A”). It is the intent of this Policy that this Policy and all payments hereunder be exempt from or otherwise comply with the requirements of Section 409A so that none of the compensation to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or comply. In no event will the Company have any liability or obligation to reimburse, indemnify, or hold harmless an Outside Director (or any other person) for any taxes or costs that may be imposed on or incurred by an Outside Director (or any other person) as a result of Section 409A.
8. STOCKHOLDER APPROVAL
The Company’s Outside Director Compensation Policy, which this Policy amends and restates, was approved by the Company’s stockholders prior to its effective date. Unless otherwise required by applicable law the Policy shall not be subject to additional approval by the Company’s stockholders, including, for the avoidance of doubt, as a result of or in connection with an action taken with respect to this Policy as contemplated in Section 9.

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9. REVISIONS
The Board may amend, alter, suspend, or terminate this Policy at any time and for any reason. No amendment, alteration, suspension, or termination of this Policy will materially impair the rights of an Outside Director with respect to compensation that already has been paid or awarded, unless otherwise mutually agreed between the Outside Director and the Company. Termination of this Policy will not affect the Board’s or the Compensation Committee’s ability to exercise the powers granted to it under the Plan with respect to Awards granted under the Plan pursuant to this Policy prior to the date of such termination.

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